STANDEX INTERNATIONAL CORPORATION

2008 LONG TERM INCENTIVE PLAN

SECTION 1.

General Purpose of the Plan

The purpose of this Standex International Corporation 2008 Long Term Incentive Plan (the “Plan”) is to encourage and enable officers and employees of, and other persons providing services to, Standex International Corporation (the “Company”) and its Affiliates to acquire a proprietary interest in the Company.  It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

SECTION 2.

Definitions

The following terms shall be defined as set forth below:

“Affiliate” means a parent corporation, if any, and each subsidiary corporation of the Company, as those terms are defined in Section 424 of the Code.

“Award” or “Awards”, except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Stock Appreciation Rights.  Awards shall be evidenced in a writing (which may be in electronic form and may be electronically acknowledged and accepted by the recipient) containing such terms and conditions not inconsistent with the provisions of this Plan as the Committee shall determine.

“Board” means the Board of Directors of the Company.

“Cause” shall mean, with respect to any Participant, a determination by the Company (including the Board) or any Affiliate that the Participant’s employment or other relationship with the Company or any such Affiliate should be terminated as a result of (i) a material breach by the Participant of any agreement to which the Participant and the Company (or any such Affiliate) are parties, (ii) any act (other than retirement) or omission to act by the Participant that may have a material and adverse effect on the business of the Company, such Affiliate or any other Affiliate or on the Participant’s ability to perform services for the Company or any such Affiliate, including, without limitation, the commission of any crime (other than an ordinary traffic violation), or (iii) any material misconduct or material neglect of duties by the Participant in connection with the business or affairs of the Company or any such Affiliate.

“Change of Control” shall have the meaning set forth in Section 16.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” shall have the meaning set forth in Section 3.

“Disability” means disability as set forth in Section 22(e)(3) of the Code.

“Effective Date” means the date on which the Plan is approved by the Board of Directors as set forth in Section 18.

“Eligible Person” shall have the meaning set forth in Section 5.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” on any given date means the closing price per share of the Stock on such date as reported by the New York Stock Exchange (“NYSE”) or such other registered national securities exchange on which the Stock is listed; provided, that, if there is no trading on such date, Fair Market Value shall be deemed to be the closing price per share on the last preceding date on which the Stock was traded.  If the Stock is not listed on any registered national securities exchange, the Fair Market Value of the Stock shall be determined in good faith by the Committee.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means any director who: (i) is not currently an officer of the Company or an Affiliate, or otherwise currently employed by the Company or an Affiliate,  (ii) does not receive compensation, either directly or indirectly, from the Company or an Affiliate, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K promulgated by the SEC, (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a) of  Regulation S-K, (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Rule 404(b) of Regulation S-K, and (v) is an “independent director” as defined the marketplace rules of the NYSE or such other registered national securities exchange on which the Stock is listed.

“Non-Statutory Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 6.

“Outside Director” means any director who (i) is not an employee of the Company or of any “affiliated group,” as such term is defined in Section 1504(a) of the Code, which includes the Company (an “Affiliated Group Member”), (ii) is not a former employee of the Company or any Affiliated Group Member who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company’s or any Affiliated Group Member’s taxable year, (iii) has not been an officer of the Company or any Affiliated Group Member and (iv) does not receive remuneration from the Company or any Affiliated Group Member, either directly or indirectly, in any capacity other than as a director.  “Outside Director” shall be determined in accordance with Section 162(m) of the Code and the Treasury regulations issued thereunder.

“Participant” means any Eligible Person who has been granted and holds an outstanding Award.

“Performance Cash Award” means an Award granted pursuant to Section 9, as described therein.

“Performance Factor” means any of the following: sales or revenues; earnings, including but not limited to reported earnings, earnings from continuing operations, operating income, and earnings either before or after specific items set forth in the Company’s income statement, such as interest, taxes, and/or depreciation; cash flow, including but not limited to operating cash flow and free cash flow; return on equity; return on capital; return on assets; return on investment; gross or net margin; working capital; productivity; operating efficiency; organic growth rates; growth and diversification through acquisitions and similar business strategies; diversification; globalization; strategic objectives, such as, without limitation, management and organizational development and reward systems, technology implementation and supply chain management, cost reduction goals and stock price, any of which may be measured in absolute terms, or as compared to a defined benchmark, or as compared to the results of another corporation or group of corporations.

“Performance Share Award” means an Award granted pursuant to Section 9, as described therein.

“Restricted Stock Award” means an Award granted pursuant to Section 7.

“Retirement” means retirement from active employment with the Company or an Affiliate at an age and with the number of years of service that would enable an Eligible Person to commence receipt of a pension from the Standex International Corporation Retirement Plan if the Eligible Person was a participant in the plan.

“SEC” means the Securities and Exchange Commission or any successor authority.

“Stock” means the common stock, $1.50 par value per share, of the Company, subject to adjustments pursuant to Section 4.

“Stock Appreciation Right” means an Award granted pursuant to Section 10.

“Unrestricted Stock Award” means Awards granted pursuant to Section 8.

SECTION 3.

Administration of Plan; Committee Authority to Select Participants and Determine Awards.

(a)

Committee.  It is intended that the Plan shall be administered by the Compensation Committee of the Board (the “Committee”), consisting of not less than three (3) persons each of whom qualifies as an Outside Director and a Non-Employee Director, but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the Plan is not an  Outside Director or a Non-Employee Director.  Except as specifically reserved to the Board under the terms of the Plan, and subject to any limitations set forth in the charter of the Committee, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company.

(b)

Powers of Committee.  The Committee shall have the power and authority to grant and modify Awards consistent with the terms of the Plan, including the power and authority:

(i)

to select the Eligible Persons to whom Awards may from time to time be granted;

(ii)

to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock, Unrestricted Stock, Performance Shares and Stock Appreciation Rights, or any combination of the foregoing, granted to any one or more Eligible Persons;

(iii)

to determine the number of shares of Stock to be covered by any Award;

(iv)

to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and Participants, and to approve the form of written instruments evidencing the Awards and to approve any agreements modifying the terms and conditions of any Awards; provided, however, that no such action shall adversely affect rights under any outstanding Award without the Participant’s consent;

(v)

to accelerate the exercisability or vesting of all or any portion of any Award;

(vi)

to extend the period in which any outstanding Stock Option or Stock Appreciation Right may be exercised; and

(vii)

to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Participants.  No member or former member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to this Plan.

SECTION 4.

Shares Issuable under the Plan; Mergers; Substitution.

(a)

Shares Issuable.  The maximum number of shares of Stock which may be issued in respect of Awards (including Stock Appreciation Rights) granted under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in this Section 4, shall be 600,000 shares; provided, however, that as of the date the Plan is approved by stockholders of the Company, such maximum number of shares issuable shall be increased by any shares of Stock available for future awards under the Company’s 1998 Long Term Incentive Plan (the “Current Plan”) as of such date.  For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, cancelled, reacquired by the Company or otherwise terminated (other than by exercise), whether under the Plan or under the Current Plan, shall be added back to the shares of Stock with respect to which Awards may be granted under the Plan; provided, however, that shares of Stock used to pay the exercise price of a Stock Option pursuant to Section 6(d)(i)(ii) or (iii), or to pay withholding taxes with respect to an Award pursuant  to Section 12(b), (or shares of Stock used to pay the exercise price of any award or to pay withholding taxes under corresponding provisions of the Current Plan), and shares of Stock subject to Stock Appreciation Rights (whether under the Plan or the Current Plan) that are not issued upon the exercise of such Stock Appreciation Right, shall not be added back to the shares of Stock with respect to which Awards may be granted; and provided further any increase in the number of shares as a result of forfeiture, cancellation or reacquisition by the Company of shares pursuant to awards under the Current Plan shall not exceed 300,000 shares of Stock (subject to adjustment as provided in Section 4(c) below).  Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.  As of the date the Plan is approved by stockholders of the Company, no additional awards shall be permitted to be granted from the Current Plan and all unexpired awards granted from the Current Plan shall continue in full force and operation except as they may be exercised, be terminated or lapse, by their own terms and conditions.

(b)

Limitation on Awards.  In no event may any Participant be granted Awards (including Stock Appreciation Rights) with respect to more than 150,000 shares of Stock in any calendar year. The number of shares of Stock relating to an Award granted to a Participant in a calendar year that are subsequently forfeited, cancelled or otherwise terminated shall continue to count toward the foregoing limitation in such calendar year.  In addition, if the exercise price of an Award is subsequently reduced, the transaction shall be deemed a cancellation of the original Award and the grant of a new one so that both transactions shall count toward the maximum shares issuable in the calendar year of each respective transaction.

(c)

Stock Dividends, Mergers, etc.  In the event that after the effective date of the Plan, the Company effects a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock or securities with respect to which Awards may thereafter be granted (including without limitation the limitations set forth in Sections 4(a) and (b) above), (ii) the number and kind of shares remaining subject to outstanding Awards, and (iii) the exercise or purchase price in respect of such shares.  In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such Awards as it may determine and as may be permitted by the terms of such transaction, or accelerate, amend or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances), subject, however, to the provisions of Section 16.

(d)

Substitute Awards.  The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the employing corporation.  The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

SECTION 5.

Eligibility.

Awards may be granted to officers, directors and employees of, and consultants and advisers to, the Company or its Affiliates (“Eligible Persons”).

SECTION 6.

Stock Options.

The Committee may grant Stock Options to any Eligible Person.  Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.  Stock Options granted under the Plan may be either Incentive Stock Options (subject to compliance with applicable law) or Non-Statutory Stock Options.  Unless otherwise so designated, an Option shall be a Non-Statutory Stock Option.  To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Statutory Stock Option.  No Incentive Stock Option shall be granted under the Plan after the tenth anniversary of the date of adoption of the Plan by the Board.  The Committee in its discretion may determine the effective date of Stock Options, provided, however, that grants of Incentive Stock Options shall be made only to persons who are, on the effective date of the grant, employees of the Company or an Affiliate.  Stock Options granted pursuant to this Section 6 shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

(a)

Exercise Price.  The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 6 shall be determined by the Committee at the time of grant but shall be not less than one hundred percent (100%) of Fair Market Value on the date of grant.  If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the exercise price shall be not less than one hundred ten percent (110%) of Fair Market Value on the date of grant.

(b)

Option Term.  The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10)  years after the date the Stock Option is granted.  If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option shall be no more than five (5) years from the date of grant.

(c)

Exercisability; Rights of a Stockholder.  Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee.  The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option.  An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(d)

Method of Exercise.  Stock Options may be exercised in whole or in part, by delivering written notice of exercise to the Company, specifying the number of shares of Stock to be purchased.  Payment of the purchase price may be made by delivery of cash or bank check or other instrument acceptable to the Committee in an amount equal to the exercise price of such Options, or, to the extent provided in the applicable agreement setting forth the terms and conditions of such Option, by one or more of the following methods:

(i)

by delivery to the Company of shares of Stock of the Company having a fair market value equal in amount to the aggregate exercise price of the Options being exercised and not subject to restriction under any Company incentive plan; or

(ii)

if the class of Stock is registered under the Exchange Act at such time, by delivery to the Company of a properly executed exercise notice along with irrevocable instructions to a broker to deliver promptly to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event that the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure (including, in the case of an optionee who is an executive officer of the Company, such procedures and agreements as the Committee deems appropriate in order to avoid any extension of credit in the form of a personal loan to such officer).  The Company need not act upon such exercise notice until the Company receives full payment of the exercise price; or

(iii)

by reducing the number of Option shares otherwise issuable to the optionee upon exercise of the Option by a number of shares of Common Stock having a fair market value equal to such aggregate exercise price of the Options being exercised; or

(iv)

by any combination of such methods of payment.

The delivery of certificates representing shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the Optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or imposed by applicable law.

(e)

Non-transferability of Options.  Except as the Committee may provide with respect to a Non-Statutory Stock Option, no Stock Option shall be transferable other than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee.

(f)

Annual Limit on Incentive Stock Options.  To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its Affiliates become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

SECTION 7.

Restricted Stock Awards.

(a)

Nature of Restricted Stock Award.  The Committee in its discretion may grant Restricted Stock Awards to any Eligible Person, granting the recipient, for such purchase price, if any, as may be determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock”), including continued employment for a specified period of time and/or achievement of pre-established performance goals and objectives.

(b)

Acceptance of Award.  A Participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the Participant shall have accepted the Award within sixty (60) days (or such shorter date as the Committee may specify) following the award date by making payment to the Company of the specified purchase price, if any, of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions applicable to the Restricted Stock Award in such form as the Committee shall determine.

(c)

Rights as a Stockholder.  Upon complying with Section 7(b) above, a participant shall have all the rights of a stockholder with respect to the Restricted Stock, including voting and dividend rights, subject to non-transferability restrictions and Company repurchase or forfeiture rights described in this Section 7 and subject to such other conditions as are contained in the written instrument evidencing the Restricted Stock Award.  Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are vested as provided in Section 7(e) below.

(d)

Restrictions.  Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein.  Unless otherwise determined by the Committee, in the event of termination of employment by the Company and its Affiliates for any reason (including death, Disability, Retirement and for Cause), any shares of Restricted Stock which have not then vested shall automatically be forfeited to the Company.

(e)

Vesting of Restricted Stock.  The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of forfeiture shall lapse.  Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.”  The Committee at any time may accelerate such date or dates and otherwise waive or, subject to Section 14, amend any conditions of the Award.

(f)

Waiver, Deferral and Reinvestment of Dividends.  The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

(g)

Section 162(m) of the Code.  Any Restricted Stock Award that is intended to qualify as performance based compensation under Section 162(m) of the Code shall provide for the shares of restricted stock to vest upon the achievement of performance goals established by the Committee based upon one or more Performance Factors.

SECTION 8.

Unrestricted Stock Awards.

(a)

Grant or Sale of Unrestricted Stock.  The Committee in its discretion may grant or sell to any Eligible Person shares of Stock free of any restrictions under the Plan (“Unrestricted Stock”) at a purchase price determined by the Committee.  Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration.

(b)

Restrictions on Transfers.  The right to receive Unrestricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

SECTION 9.

Performance Share Awards and Performance Cash Awards.

(a)

Grants of Performance Share Awards and Performance Cash Awards.  A Performance Share Award is an award which may be granted to any Eligible Person entitling the person to acquire shares of Stock upon the attainment of specified performance goals.  A Performance Cash Award is an award made under the Plan which may be granted to an Eligible Person (selected from among those executive officers of the Company who are designated by the Committee to receive Performance Cash Awards under the Plan) entitling the person to receive cash upon the attainment of specified performance goals.  The Committee may make Performance Share Awards and Performance Cash Awards independent of or in connection with the granting of any other Award under the Plan.  The Committee in its discretion shall determine the performance goals applicable under each such Award (which may include, without limitation, for Performance Share Awards, continued employment by the recipient for a specified period of time, and for both Performance Share Awards and Performance Cash Awards, a specified achievement by the recipient, the Company, or any Affiliate or business unit of the Company), the periods during which performance is to be measured, and all other limitations and conditions applicable to the Award or any Stock issuable thereunder.  The specified achievements (other than continued employment for a specified period of time) by the recipient, the Company or an Affiliate or business unit of the Company on which a performance goal may be based shall be selected by the Committee from among one or more Performance Factors.  Upon the attainment of the specified performance goal(s), shares of Stock shall be issued pursuant to the Performance Share Award, and cash shall be delivered pursuant to any Performance Cash Award, as soon as practicable thereafter, and in no event later than two and one-half months after the end of the calendar year in which the performance goal is attained.  In no event shall the amount payable to any one Participant pursuant to each Performance Cash Award exceed $2.5 million.  The Committee, in its discretion, may permit a Participant to elect to defer receipt of all or any part of any cash or payment of Stock under the Plan, or the Committee may require that any such payment be deferred.  The Committee shall determine the terms and conditions of any such deferral, the manner of deferral, and the method for measuring appreciation on deferred amounts until their payout, provided that all such deferrals shall be made so as to comply with Section 409A of the Code.

(b)

Section 162(m) of the Code.  Any Performance Share Award or Performance Cash Award that is intended to qualify as performance based compensation under Section 162(m) of the Code shall provide for the recipient to acquire shares of Stock or cash, as applicable, upon the achievement of performance goals established by the Committee based upon one or more Performance Factors.

SECTION 10.

Stock Appreciation Rights.

The Committee in its discretion may grant Stock Appreciation Rights to any Eligible Person.  A Stock Appreciation Right shall entitle the Participant upon exercise thereof to receive from the Company, upon written request to the Company at its principal offices (the “Request”), a number of shares of Stock having an aggregate Fair Market Value equal to the product of (a) the excess of Fair Market Value, on the date of such Request, over the exercise price per share of Stock specified in such Stock Appreciation Right (which exercise price shall be not less than one hundred percent (100%) of Fair Market Value on the date of grant), multiplied by (b) the number of shares of Stock for which such Stock Appreciation Right shall be exercised.  The term of each Stock Appreciation Right shall be fixed by the Committee, but no Stock Appreciation Right shall be exercisable more than ten (10)  years after the date the Stock Appreciation Right is granted.

SECTION 11.

Termination of Stock Options and Stock Appreciation Rights.

(a)

Incentive Stock Options:

(i)

Termination by Death or Disability.  If any Participant’s employment by the Company and its Affiliates terminates by reason of death or Disability, any Incentive Stock Option owned by such Participant shall immediately become exercisable, and may thereafter be exercised by the legal representative or legatee of the Participant, for a period of three (3) years from the date of death, or until the expiration of the stated term of the Incentive Stock Option, if earlier.  An Incentive Stock Option shall be treated as a Non-Qualified Stock Option to the extent that the Participant exercises such Option more than one (1) year following the Participant’s termination of employment due to Disability.

(ii)

Termination by Reason of Retirement.  Any Incentive Stock Option held by a participant whose employment by the Company and its Affiliates has terminated by reason of Retirement may thereafter be exercised, to the extent it was exercisable at the time of such Retirement, for a period of three (3) years from the date of Retirement, or until the expiration of the stated term of the Incentive Stock Option, if earlier.  An Incentive Stock Option shall be treated as a Non-Qualified Stock Option to the extent that the Participant exercises such Option more than three (3) months following the date of the Participant’s Retirement.

The Committee shall have sole authority and discretion to determine whether a Participant’s employment has been terminated by reason of Disability or Retirement.

(iii)

Termination for Cause.  If any Participant’s employment by the Company and its Affiliates has been terminated for Cause, as determined by the Committee in its sole discretion, any Incentive Stock Option held by such Participant shall immediately terminate and be of no further force and effect.

(iv)

Other Termination.  Unless otherwise determined by the Committee, if a Participant’s employment by the Company and its Affiliates terminates for any reason other than death, Disability, Retirement or for Cause, any Incentive Stock Option held by such participant may thereafter be exercised, to the extent it was exercisable on the date of termination of employment, for three (3) months from the date of termination of employment or until the expiration of the stated term of the Incentive Stock Option, if earlier.

(b)

Non-Statutory Stock Options and Stock Appreciation Rights.  Any Non-Statutory Stock Option or Stock Appreciation Right granted under the Plan shall contain such terms and conditions with respect to its termination as the Committee, in its discretion, may from time to time determine.

SECTION 12.

Tax Withholding and Notice.

(a)

Payment by Participant.  Each Participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state, local and/or payroll taxes of any kind required by law to be withheld with respect to such income.  The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(b)

Payment in Shares.  A Participant may elect, with the consent of the Committee, to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to an Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due with respect to such Award, or (ii) delivering to the Company a number of shares of Stock with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.  For purposes of Section 4 hereof, shares of stock that are withheld by or delivered to the Company pursuant to this Section 12 shall not be added back to the shares of Stock with respect to which Awards may be granted under the Plan.

(c)

Notice of Disqualifying Disposition.  Each holder of an Incentive Stock Option shall agree to notify the Company in writing immediately after making a disqualifying disposition (as defined in Section 421(b) of the Code) of any Stock purchased upon exercise of an Incentive Stock Option.

SECTION 13.

Transfer and Leave of Absence.

For purposes of the Plan, the following events shall not be deemed a termination of employment of a Participant who is an employee of the Company or an Affiliate:

(a)

a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another;

(b)

an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing; provided, that the vesting date or dates of any unvested Award held by such employee shall automatically be extended by a period of time equal to the period of such approved leave of absence.

SECTION 14.

Amendments and Termination.

The Board may at any time amend or discontinue the Plan, and the Committee may at any time amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent.  Notwithstanding the foregoing, neither the Board nor the Committee shall have the power or authority to decrease the exercise price of any outstanding Stock Option or Stock Appreciation Right, whether through amendment, cancellation and regrant, exchange or any other means, except for changes made pursuant to Section 4(c).

This Plan shall terminate as of the tenth anniversary of its effective date.  The Board may terminate this Plan at any earlier time for any reason.  No Award may be granted after the Plan has been terminated.  No Award granted while this Plan is in effect shall be adversely altered or impaired by termination of this Plan, except with the consent of the holder of such Award.  The power of the Committee to construe and interpret this Plan and the Awards granted prior to the termination of this Plan shall continue after such termination.

SECTION 15.

Status of Plan.

With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards.

SECTION 16.

Change of Control Provisions.

(a)

Upon the occurrence of a Change of Control as defined in this Section 16:

(i)

subject to the provisions of clause (iii) below, each holder of an outstanding Stock Option, Restricted Stock Award, Performance Share Award or Stock Appreciation Right shall be entitled, upon exercise of such Award, to receive, in lieu of shares of Stock (or consideration based upon the Fair Market Value of Stock), shares of such stock or other securities, cash or property (or consideration based upon shares of such stock or other securities, cash or property) as the holders of shares of Stock received in connection with the Change of Control;

(ii)

all Options and Stock Appreciation Rights outstanding as of the date on which a Change in Control occurs shall become fully vested and exercisable in full, whether or not exercisable in accordance with their terms; and

(iii)

the Committee may accelerate, fully or in part, the time for exercise of, and waive any or all conditions and restrictions on, each unexercised and unexpired Restricted Stock Award and Performance Share Award, effective upon a date prior to, on or subsequent to the effective date of such Change of Control, as specified by the Committee.

(b)

“Change of Control” shall mean the occurrence of any one of the following events:

(i)

any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes, after the Effective Date of this Plan, a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities; or

(ii)

the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as hereinafter defined) acquires more than 20% of the combined voting power of the Company’s then outstanding securities; or

(iii)

the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iv)

individuals who, as of July 30, 2008, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to July 30, 2008, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the 1934 Act) shall be, for purposes of this Section, considered a member of the Incumbent Board.

SECTION 17.

General Provisions.

(a)

No Distribution; Compliance with Legal Requirements.  The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied.  The Committee may require the placing of such stop orders, with respect to and restrictive legends on, certificates for Stock and Awards as it deems appropriate.

(b)

Delivery of Stock Certificates.  Delivery of stock certificates to Participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant’s last known address on file with the Company.

(c)

Other Compensation Arrangements; No Employment Rights.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.  The adoption of the Plan or grant of any Award under the Plan does not confer upon any employee any right to continued employment with the Company or any Affiliate.

(d)

Lock-Up Agreement.  By accepting any Award, the recipient shall be deemed to have agreed that, if so requested by the Company or by the underwriters managing any offering of securities of the Company that is the subject of a registration statement filed under the United States Securities Act of 1933, as amended from time to time (the “Act”), the recipient will not, without the prior written consent of the Company or such underwriters, as the case may be, sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares subject to any such Award during the Lock-up Period, as defined below. The “Lock-Up Period” shall mean a period of time not to exceed 180 days, plus such additional number of days (not to exceed 35) as may reasonably be requested to enable the underwriter(s) of such offering to comply with Rule 2711(f) of the Financial Industry Regulatory Authority or any amendment or successor thereto from the effective date of the registration statement under the Act for such offering, or, if greater, such number of days as shall have been agreed to by each director and executive officer of the Company in connection with such offering in a substantially similar lock-up agreement by which each such director and executive officer is bound.  If requested by the Company or such underwriters, the recipient shall enter into an agreement with such underwriters consistent with the foregoing.

(e)

Section 409A of the Code.  This Plan shall be interpreted, construed and administered so as to comply with Section 409A of the Code and any regulations or guidance promulgated thereunder, and, as applicable, to preserve an Award’s status as exempt from Section 409A of the Code.  In the event that any payment to be made under this Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of his or her separation from service is deemed to be “deferred compensation” subject to Section 409A of the Code, payment of such compensation shall be delayed for six months following such separation from service.

(f)

Foreign Jurisdiction.  The Committee may adopt, amend and terminate such arrangements, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to make available tax or other benefits of the laws of the foreign jurisdictions to recipients of Awards who are subject to such laws.

(g)

Recapture of Cash Paid or Stock Issued Upon Certain Events.  In the event the Company is required to restate its publicly-reported financial results for any required reporting period because of material non-compliance with the financial reporting requirements of the federal securities laws, which non-compliance is determined by the independent members of the Board of Directors of the Company to be due to misconduct, as defined and determined by said Board members, on the part of the Chief Executive Officer, the Chief Financial Officer, or any other executive of the Company, the Chief Executive Officer, Chief Financial Officer, and/or any such other executive shall be required to reimburse the Company for any excess payments made under the Plan to such executive on the basis of the Company’s having met or exceeded specific targets for performance periods occurring in whole or in part during the performance period following the first public issuance or filing with the Securities and Exchange Commission (whichever first occurs) of the financial document embodying such financial reporting requirement for periods beginning after June 30, 2008.

SECTION 18.

Effective Date of Plan.

This Plan shall become effective on the date on which it is approved by the affirmative vote of the holders of a majority of the outstanding Stock.

SECTION 19.

Governing Law.

This Plan shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware, without regard to its principles of conflicts of laws.

* * *

B3523809.1

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